UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2020

SOLLENSYS CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-174581	80-0651816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2475 Palm Bay Rd NE, Suite 120
Palm Bay, FL 32905
(Address of principal executive offices)

(866) 438-7657
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the amendments to the Articles of Incorporation and the Company’s Series A Preferred Stock as contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Conversion of Series A Stock and Withdrawal of Designation for Series A Stock

On October 13, 2020, Eagle Lake Laboratories, Inc. (“Eagle Lake”), the owner of 100% of the issued and outstanding shares of Series A Preferred Stock (“Series A Stock”) of Sollensys Corp. (the “Company”) converted its 19,000,000 shares of Series A Stock into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), resulting in the issuance to Eagle Lake of 11,400,000,000 shares of Common Stock and resulting in Eagle Lake now holding approximately 95.8% of the Company’s issued and outstanding Common Stock.

On October 14, 2020, following the conversion of the Series A Stock by Eagle Lake, as there were no additional shares of Series A Stock outstanding, the Company filed a Certificate of Withdrawal with the Secretary of State of the State of Nevada to withdraw the designation of the Series A Stock. The 25,000,000 shares of preferred stock that had been designated as the Series A Stock are now returned to authorized but undesignated shares of preferred stock of the Company. The withdrawal of the Series A Stock designation did not require the approval of the shareholders of the Company.

The foregoing description of the Certificate of Withdrawal is qualified in its entirety by reference to the complete terms and conditions of the Certificate of Withdrawal, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

New Reverse Split and Reduction of Authorized Shares

On October 14, 2020, the Company filed with the Secretary of State of Nevada a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to effect a 1-for-120 reverse stock split (the “New Reverse Split”) of the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”). Pursuant to the Amendment, effective as of October 30, 2020, every one hundred and twenty (120) shares of the issued and outstanding Common Stock will be converted into one share of Common Stock, without any change in the par value per share. No fractional shares of Common Stock will be issued in connection with the New Reverse Split. If, as a result of the New Reverse Split, a shareholder would otherwise hold a fractional share, the shareholder will receive, in lieu of the issuance of such fractional share, one whole share of Common Stock.

In connection with the New Reverse Split, the Amendment also reduces the number of authorized shares of Common Stock from 12,000,000,000 shares to 300,000,000 shares following the New Reverse Split, with no change in the par value thereof (the “Reduction in Authorized Shares” and, together with the New Reverse Split, the “Corporate Actions”).

The Corporate Actions will not be effective until the Financial Industry Regulatory Authority (“FINRA”) completes its review and approval of the New Reverse Split. The Reduction is Authorized Shares is not required to be approved by FINRA, but will not be completed if the New Reverse Split is not approved by FINRA.

Globex Transfer, LLC, the Company’s transfer agent, is acting as the exchange agent for the New Reverse Split and will provide instructions to shareholders of record regarding the process for exchanging shares.

Assuming that the New Reverse Split is approved and becomes effective, Eagle Lake, the Company’s majority shareholder, shall continue to hold 95.8% of the issued and outstanding shares of Common Stock, which is the same percentage as Eagle Lake would have held had the prior Reverse Split, as described in the Company’s Form 8-Ks as filed on August 12, 2020 and October 13, 2020, been completed and Eagle Lake had converted its Series A Preferred Stock to Common Stock after that time.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference into this Item 5.03.

Item 5.07.  Submission of Matters to a Vote of Security Holders

On October 14, 2020, Eagle Lake, holding 11,400,000,000 shares of Common Stock, representing 95.8% of the voting power of the Company, acting by written consent, approved the Corporate Actions and the Amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Withdrawal for Series A Preferred Stock Designation Filed October 14, 2020
3.2	Certificate of Amendment of the Company filed with the Secretary of State of Nevada on October 14, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLLENSYS CORP.

Dated: October 19, 2020	By:	/s/ Donald Beavers
Donald Beavers Chief Executive Officer